Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Balanced Care Corporation of our report dated September 23, 1997, on our audits of the financial statements of Gethesmane Affiliates, appearing in the Registration Statement on Form S-1 (No. 333-37833) Securities and Exchange Commission pursuant to the Securities Act of 1933.





/s/ Coopers & Lybrand, L.L.P.
Coopers & Lybrand, L.L.P.
Harrisburg, Pennsylvania
May 6, 1998